Table of Contents

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

Telecommunication Service Agreement

Hereby, and under the law, the Parties hereto, to wit:

Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, headquartered at Avenida Presidente Vargas, no. 1012, in the city of Rio de Janeiro, State of Rio de Janeiro, registered with the CNPJ/MF (National Register of Corporations of the Ministry of Treasury) under no. 33.530.486/0001-29, herein represented in the form of its Articles of Incorporation, hereinafter individually called “EMBRATEL” or “Operadot”; and

NET Serviços de Comunicação S/A, headquartered at Rua Verbo Divino, no. 1356, in the city of São Paulo, State of São Paulo, registered with the CNPJ/MF under no. 00.108.786/0001-65, and the companies controlled by it (“NET Operations”), duly listed in Exhibit I to this Telecommunication Service Agreement, all of which represented in the form of its articles of incorporation, hereinafter simply called NET;

NET and the Operator  also called, individually, a Parte  and, together, Parties;

WHEREAS:

(I)                In the coming years the Brazilian telecommunication market anticipates a substantial growth in the demand for internet broadband access services, which will require from the respective providers even more competitive offers in terms of price, quality, and speed;

(II)              In order to become more competitive, NET wishes to centralize the provision of internet-related access required for supply, by NET, of the service “Virtua”  to its end customers, contracting them from a single supplier;

(III)           The Operator is able to provide said access, by its own means and/or through third parties, and, because of the prospects that the contracted megabytes will reach high levels, it can significantly contribute to a cutback in costs supported by NET concerning this access;

(IV)           NET wishes to contract the provision of said access from the Operator and the Operator wishes to provide it to NET;

The Parties hereto have resolved to enter into this Telecommunication Service Agreement (“Agreement”), which shall be governed by the applicable regulations and by the following conditions:

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1.      Clause One – Definitions:

1.1       For the purposes hereof, the following definitions apply:

a) Service – Telecommunication Service which consists in the provision of internet access, with guaranteed, not shared band, supporting TCP/IP applications (Transmission Control Protocol/Internet Protocol).

b) NET Network – a set of interlinked equipment, cables, and software which belongs to NET.

c) Operator's Internet Network – a set of interlinked equipment, cables, and software which belongs to EMBRATEL (or, as the case may be, which belong to other provider(s) to be hired by EMBRATEL), set up to adequately support the Service supply and provide, the Net Network, with Internet connectivity.

d) IP Port – connection point for the circuit of access to the Operator's Internet Network, through which the Net Network has access to the Router that provides Bandwidth in a dedicated, exclusive manner.

e) Packet – a minimum amount of information that a Router can process.

f) IP Protocol – communication protocol used in the Internet.

g) Bandwidth – maximum Packet output of an IP Port, expressed in Kbit/s (kilobits per second), Mbit/s (megabits per second) or Gbit/s (gigabits per second).

h) IP Address – numeric identification by which any Internet device is unmistakenly referenced.

i) Domain – identification of an Internet organization or entity.

j) DNS Server – a set of hardware and software able to address the Domain requisition and translate it to the corresponding IP Address.

k) News Server – a set of hardware and software able to store and distribute informative material in discussion list format, called Newsgroup.

l) Associated Procedure – any activity which is based on a procedure other than the Service supply, but which, eventually, may be performed by EMBRATEL, such as, activation, change of address, as well as the change in technical features or Service configuration.

m) Supplementary Service – a set of facilities in connection with the Service provided by EMBRATEL to NET, such as Newsgroup and SMTP.

n) Newsgroup – Supplementary Service at NET's choice offered to all types of Service, on payment, which consists of feeding the Net Network “News” Server with information on discussion groups found on the Internet to which EMBRATEL has or may have access.

o) SMTP (Simple Mail Transfer Protocol) – Supplementary Service at NET's choice offered to all Service types, which consists of regularly feeding the NET mail Server, in real time or whenever the server is accessible, where NET is in charge of mail distribution to its users.

p) Domain Registration – A Supplementary Service which consists of registered and lodging in the DNS Server of the Operator's Internet Network the Net primary Domain(s) and secondary Domain(s), as informed through Exhibit II hereto, where a primary Domain and a secondary Domain are registered free of charge and additional Domains are registered at a charge.

q) Internet Acceptable Use Policies – a set of rule to use the Internet applied by the market and necessary for the proper supply of the Service by the Operator.

r) Standard Maintenance Period – a weekly period, defined as Tuesdays and Thursdays, from 04:00 (four) am to 07:00 (seven) am, when the scheduled preventive or corrective maintenance of the Operator's Internet Network can be carried out

s) Note of Complaint – an electronic record created and maintained by EMBRATEL, for 180 (one hundred and eighty) days, from the complaint made by NET to the EMBRATEL customer service.

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t) Net Income: Gross income minus (i) the taxes PIS/COFINS, ICMS, FUST, and FUNTTEL, (ii) discounts, reimbursements and/or rebates.

u) Measure Traffic: measured traffic based on the methodology described below:

•                     In all the nodes of the NET Network the traffic in course is measured, either upstream or downstream, at 5-minute intervals;

•                     For each measured day, the largest volume (peak) of the measured traffic is registered as described in the foregoing item;

•                     To set the traffic for the month in each network node, the average of measured daily peaks is used.

2.      Clause Two – Object

2.1. The object of this Agreement is supply, by the Operator to NET, of the multimedia communication service consisting in the provision of internet dedicated access, with guaranteed not shared bandwidth, supporting TCP/IP (Transmission Control Protocol/Internet Protocol) applications, for supply of the “Vírtua” service by NET to its end customers;

2.1.1 To perform this Agreement the Operator may use its own access or someone else's, at its sole discretion, observing the parameters, ratios, and requisites set forth in this Agreement and in its Exhibits.

3.      Clausea Three – Attached  Documents

3.1 This Agreement comprises the following documents, duly signed by the Parties who declare to be fully aware of them:

EXHIBIT I – NET Operations;

EXHIBIT II – Monthly traffic per locality;

EXHIBIT III – Operating flow diagram;

EXHIBIT IV – Demand forecast;

EXHIBIT V – SLA.

3.2 The aforementioned exhibits may be modified, and other Exhibits may be created as well, to gather documents and technical specification regarding the Service, as long as agreed upon by the Parties and duly executed by them.

3.3 In case of divergence among the applicable documents the most recent documents will take precedence over the oldest ones, save the cases of priority expressly set out herein.

4.      Clause Four – Obligations of the Parties

4.1 Obligations of both NET and the Operator:

4.1.1    Perform, upon request of the other Party and in conjunction, access qualification, acceptance and/or recovery tests.

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4.1.2    Maintain and/or control, during the term hereof, each and every legal and regulatory concession, authorization, permission, or license, necessary for the performance of the object hereof.

4.1.3    Maintain the security conditions required to ensure the integrity of the other party's equipment lying on their premises.

4.1.4    Preserve the secrecy and use of any confidential information restricted to the performance hereof, be it related to technical, operating, commercial, legal, and financial aspects of the other Party, to which they may have access due to the performance hereof, observing the conditions under Clause Fourteen.

4.1.5    Refund to the affected Party any direct damages demonstrably sustained by it, particularly to the equipment and facilities of either Party, expressly excluding any obligation of reimbursement for indirect damages and lost profits.

4.1.6    Respect, for the entry of their personnel and/or representatives, the safety rules and controls in effect at the other Party's premises.

4.2 The obligations of NET are:

4.2.1    Furnish the information required to provide the service and any other which may be requested by the Operator.

4.2.2    Indicate and maintain commercial and technical personnel in charge to be contacted by the Operator.

4.2.3    Protect itself from the loss of data, network invasion, and other damages caused by Internet use.

4.2.4    Be in charge of mounting and setting up the NET Network hardware and software components, preferably with the assistance of specialized professionals.

4.2.5    Be responsible for registering the Domain and paying the corresponding fees, and also setting up and maintaining its primary DNS, should it choose to use DNA Server from the Operator's Internet Network as the secondary DNS Server of the network to be interconnected.

4.2.6    Return the IP Address assigned by the Operator, should NET become an ASN (“Autonomous System Number”), providing then its own IP Addresses, or at the end of this Agreement.

4.2.7    Allow, at any time, free access to the Operator's technicians on its premises, according to its security rules.

4.2.8    Provide, its establishment, with an appropriate location and infrastructure required for the correct installation and operation of the equipment made available by the Operator to provide the Service.

4.2.9    Neither remove nor allow others to remove, from any equipment, the serial numbers, the model, name, or brand descriptions, equipment certification tags and nay other sign of ownership. All the equipment parts and components will remain individual property items, regardless of their connection, adaptation or link to any kind to some other equipment.

4.2.10  Neither remove intellectual property warnings, erase, destroy, corrupt nor commit any act which violates industrial or intellectual property rights of any kind, particularly the infringement of copyrights, trade or industrial secrets, or any brand related to the equipment installed by the Operator.

4.2.11  In any event of termination hereof, place at the Operator's disposal, for immediate removal from its premises and transportation, the equipment provided by it due to the supply of the service, Bill of Shipping with the due reference to the Bill of Sale delivered together with said equipment.

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4.2.12  In case of damages cause to the equipment for any reason whatsoever, including but not limited to the hypotheses of (i) lack of adequate infrastructure, (ii) loss, (iii) robbery, (iv) theft, or (v) fire, NET will pay to the Operator the market value for the acquisition of new unit(s) at the time of the replacement. If it is impossible, for any reason whatsoever, to replace the equipment for a model which is identical to the one originally provided, we will consider the market value for the acquisition of some equipment which is equivalent to it or has replaced in the production line.

4.3 The Obligations of the Operator are:

4.3.1    Provide the Service meeting the requisites set out in Exhibit IV hereto, guaranteeing the contracted Bandwidth and the availability of the Internet access.

4.3.2    Inform NET, 30 (thirty) days in advance, should any change occur in the days of the week or timetables of the Operator's Internet Network Standard Maintenance Period.

4.3.3    Arrange with NET a date to run tests on the NET Network.

4.3.4    Inform NET of the existence of pending issues under its responsibility which prevent service activation.

4.3.5    Maintain a full-time customer service, every day of the week, including bank holidays, reached by toll-free telephone, to address any complaints about service disruption.

4.3.6    Diagnose Service failures as reported by NET.

4.3.7    Repair service failures, in compliance with the requirements under Exhibit IV hereto, keeping NET informed of any actual actions until the full recovery of the Services.

5.      Clause Five – The Rights of NET:

5.1       The rights of NET are, among others provided for in the effective regulation:

5.1.1    The restoration of the integrity of the rights concerning the Service provided, based on the exclusion of arrears or any arrangement made with the Operator, with the immediate removal of any default information regarding it;

5.1.2    Be treated in nondiscriminatory way as to access conditions and Service fruition;

5.1.3    Enjoy a continuous Service during the term hereof;

5.1.4    Forward any complaints or claims to the consumer protection agencies and/or National Telecommunications Agency whose addresses and data are the following:

a)         ANATEL Site: www.anatel.gov.br

b)         ANATEL Library Site: http://www.anatel.gov.br/biblioteca/default.asp

            ANATEL addresses and telephones:

            Headquarters - Brasília:

            End.: SAUS Quadra 06 Blocos E e H

            CEP 70.070-940 - Brasília - DF

c)         Library - Anatel Headquarters - Bl. F - Térreo

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         Electronic Service:

         Customer Service: 133

         Pabx: (0XX61) 2312-2000

         Fax: (0XX61) 2312-2002

6.      Remuneration

6.1           The price to be paid by NET to the Operator for the provision of access to the internet contracted hereby will be assessed as follows:

                                   6.1.1.   Addition of [***]%[***] to the Net Revenue of the “Virtua” service, which cannot lie below R$ [***].

                                   6.1.2.   In order to obtain the amount payable to the Operator, as stipulated in clause 6.1.1, as long as the Capacity Acquisition Agreement executed by the Parties on December 29, 2009 should stand, the amount, net of taxes, corresponding to the capacity already contracted by means of said Capacity Acquisition Agreement, will not be considered.

7.      Payment

7.1 NET must send to the Operator, on a monthly basis, up until the second business days from 26th (twenty-sixth) day of each month (inclusive), a file with the following information: (i) the total amount billed to the “Vírtua” service customers; (ii) the IP traffic readout per link, for all links of the installed base; (iii) the result of the addition of the [***]% [***] to the previous revenue billed for.

7.1.1 The file described in the foregoing item will specify the date also per locality of the “Vírtua” service charge.

7.3 The Operator will make out the telecommunication service bills, for each one of its establishments in the States where the Telecommunication Services are provided.

7.4 The fiscal documents and invoice(s) will be sent to NET at the address specified in the Preamble to this Agreement, at least, 30 (thirty) days in advance in relation to the date of their respective maturity.

7.5 NET will inform the Operator, until the 15th day of the month following the respective month when the Telecommunication Services have been provided, the income assess in conformity with item 6.1 of Clause Six above.

7.5.1 If the delivery date of said documents is not met by EMBRATEL, the maturity of the invoices will be extended for as many days as the delay in said delivery should last.

7.6 The rules under this Clause are further explained in Exhibit III – Operating Flow Diagram.

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8.        SLA

8.1 The Parties undertake to observe all the Service Level Agreements - SLA stipulated in the Exhibits hereto, as well as respective penalties under the respective Exhibits.

9.      Term

9.1 This Agreement comes into effect on the date of its execution and delivery for 03 (three) years, to be automatically renewed for equal and successive periods of 01 (one) year, save on request to the contrary by either Party, at least 90 (ninety) days before the date it is set to expire.

            9.1.1 It is hereby agreed by the Parties that, for all purposes under the law, the effects of this agreement do retroact to May 1, 2011.

10.  Termination

10.1     This Agreement may be terminated in the following events:

10.1.1 Expiry hereof, should either Party choose not to renew it automatically, as stipulated in item 9.1 above;

10.1.2  Cancellation, either partial or total, in the best interest of the Parties, as stated in writing.

10.1.3 Early termination, upon prior extrajudicial notice, in the following circumstances:

10.1.2.1           Insolvency, homologation of judicial or extrajudicial reorganization, declaration of bankruptcy or judicial or judicial winding up of either Party;

10.1.2.2           Breach of obligation, if the defaulting Party, once notified, in writing, by the other Party, thirty 30 (thirty) days beforehand, to remedy the default, fails to do so within the deadline set or another period agreed by the Parties in writing.

10.2     In any event of termination hereof, a minimum 6 (six)-month transition period after the date of the termination must be provided, and naturally, to ensure the ongoing provision of the “Vírtua” service to its end customers, NET may contract the Internet dedicated access with third-party provider(s), deducting the amounts paid to them from the price that would have been paid to EMBRATEL.

11.  Responsibilities

11.1 Without prejudice to the other provisions set forth herein, only direct damages will be indemnified, as long as proven so, as caused by one Party to the other, either by themselves, or by its employees, agents, or third parties hired to perform this Agreement, expressly excluding any indemnity or accountability by the Parties for lost profits, indirect damages, and commercial failures, save in the hypothesis under item 11.1.1 below.

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11.1.1 One Party will be liable to the other, under the terms of article 402 of the Civil Code (Act no. 10406, dated January 11, 2002), for any proven malicious action or inaction which violates the obligations hereunder.

12.  Review

12.1 The Parties promise, in good faith, to evaluate together and, as the case may be, change the terms and conditions hereunder whenever either Party sensibly claims an economic-financial unbalance.

13.  Assignment

13.1 The Parties may only assign or transfer this Agreement or any benefit, interest, right, and obligation arising from it, fully or partly, to third parties, with the prior consent in writing of the other Party.

13.1.1 Notwithstanding the provision in the opening section, the Parties may fully or partly assign its obligations and rights hereunder to any of its Subsidiaries, informing the other Party thereof.

13.1.2 The term Subsidiary means each and every corporation, company, partnership, joint venture, or entity which, directly or indirectly, holds the control, is controlled by or is under the common control of either Party.

14.  Confidentiality

14.1 The Parties themselves and through their employees, representatives and/or subcontractors involved in the performance hereof undertake to keep absolute secrecy and confidentiality about this Agreement and all and any Confidential Information, also they are expressly forbidden to assign, transfer, disclose, at any title, by any form or means, save with the express consent in writing of the other Parties, this Agreement and/or the Confidential Information, under penalty of answering for any losses or damages demonstrably caused them for overlooking this prohibition.

14.2 For the effects of this Clause, Confidential Information means all and any information, datum, document, project, designed product, service or designed service, subcontractor, customer, prospect customer, record of details on customer calls, computer software, program, process, method, knowledge, invention, idea, marketing promotion, discovery, current or designed activity, research, development or another material to which the Parties should have access by virtue of this Agreement, any information or knowledge regarding the business or trade secrets of either Party, the technical and commercial information, and others regarding the corporate operation and development of the Parties which may be transmitted by one Party to the other: (a) in a graphical, written or any other form which may read or deciphered by machines or computers; (b) spoken form; and (c) other forms which incorporate or expose the content of the information and bearing the words “CONFIDENTIAL” and/or “SECRET” or any other similar expressions.

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

14.3 However, the term Confidential Information does not apply to information which: (a) is known to the receiving Party there being no restriction to its confidentiality upon its receipt, or independently developed by the receiving Party; (b) is obtained from others not subject to any confidentiality obligation and without breach of secrecy by the receiving Party; (c) is in public domain when received, or becomes public domain as of then, not for the receiving Party's fault; (d) is disclosed without any restriction to either Party be any third party not subject to any confidentiality obligation; or (e) is disclosed by force of law or regulation, court order or act by the proper governmental authority, whereas, in this case, the receiving Party must promptly notify in writing the disclosing Party before the disclosure and limit it to the strictly necessary to comply with the order.

15.  Miscellaneous Provisions

15.1 The Parties shall provided one another with each and every piece of information and element required to direct any regulatory, administrative, judicial and/or extrajudicial procedure which may be necessary due to or in relation to the performance hereof.

15.2 The Parties assure that the undersigned herein are the legal representatives competent to undertake obligations in their name and effectively represent their interests.

15.3 Save specific provisions, the Parties will do their communication, notification, and arrangements in writing, except for urgent matters, where the spoken arrangements must be confirmed in writing within 72 (seventy-two) hours afterwards, by its undersigned representatives:

By NET:

[***]

By EMBRATEL:

[***]

15.4 The Parties will appoint, in writing, and keep up-to-date, their respective contacts, to address the matters regarding this Agreement.

15.5 The Parties establish the addresses in the Preamble for the receipt of notices and delivery of mail.

15.6 Should either fail to exercise their rights or options arising from this Agreement, or the tolerance with the delayed performance of the obligations of the other Party, will not affect those rights and options, which may be exercised at any time, at the sole discretion of the interested Party, not changing the conditions set forth herein. .

15.7 Any change to the conditions hereunder must be formalized through an amendment signed by both Parties.

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15.8 If any provision hereof is deemed contrary to the law by a competent court, said provision will apply as much as possible, whilst the other provisions will remain in full force and effect.

15.9 The act of God or force majeure will exclude any liability, as stipulated in the sole paragraph of article 393 of the Brazilian Civil Code.

15.9.1 The Party affected by any act of God or force majeure must notify the other, promptly and in writing, of the extension of the fact and the estimated time frame during which it will be unable to perform or by which it will have to put off the performance of its obligations arising from this Agreement.

15.9.2 The Party affected by any act of God or force majeure will make its best efforts to put an end to their effects.

15.9.3 Once the effects of the act of God or force majeure have passed, the affected Party shall, immediately and in writing, notify the other of the fact, thus restoring the original state of affairs.

15.9.4 If the occurrence of some act of God or force majeure impairs only partially the performance of the obligations hereunder by either Party, this Party must perform the obligations which have not been affected by the occurrence of the act of God or force majeure, as much as possible.

15.10 No provision hereof must be construed so as to allow, directly or indirectly, the concession to third parties of any right, appeal or complaint, for any reason whatsoever.

15.11 In all issues regarding this Agreement, neither Party may declare to have any authority to assume or create any explicit or implicit obligation on behalf of the other Party, save the provisions expressly stipulated herein.

15.12 The Parties are companies totally independent from each other, so that no provision herein may be construed so as to create any employment relationship between the Parties and between the employees of one Party and the other as well.

15.13 The Parties acknowledge that the brands and logos of the Party are highly regarded assets, so they promise to respect and protect them, refraining from using them directly or indirectly for any purpose other than those expressly allowed hereby.

15.14 This Agreement entails the total understanding between the Parties with regard to its object, observing the provision under Clause Sixteen below.

15.15 This Agreement is binding on the Parties and their successors, to any title, in all of its rights and obligations.

16.  Cancellation of the Letter of Agreement

16.1 Hereby, the Parties resolve to cancel the Letter of Agreement signed on June 26, 2003 (“Letter of Agreement”), and all of its Amendments, Meeting Minutes, and ancillary documents. For the purposes of this Agreement, the ancillary documents to the Letter of Agreement, its Amendments, and the Meeting Minutes dated July 21, 2008 and March 17, 2009, are: Agreements VES-9-INN-00433-2005 / 00432-2005 / 00430-2005 / 00429-2005 / 00428-2005 / 00427-2005 / 00426-2005 / 00262-2005 / VES-7-INN-00028-2006/00027-2006 / VEM-3-INN-00003-2002 / VEM-3-INN-0154-2002 / VES-9-INN-0233-2004 / V-7-INN-007-2007 / V-10-INN-0511-2007 and their amendments (Agreements made with VIVAX LTDA.); Agreement VEM-5-INN-418-2005 and its amendments (Agreements made with ESC 90 Telecomunicações Ltda.); Agreement VEM-9-INN-00038-2005 and its amendments (Agreements made with 614 Serviços de Internet Maceió Ltda.) and Agreement VEM-9-INN-0036-2005 and its amendments (Agreement made with 614 Serviços de Internet João Pessoa Ltda.).

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

17.  Venue

17.1 The Parties hereto elect the Central Courthouse of Rio de Janeiro – RJ, to the detriment of any other however competent it may be.

Rio de Janeiro, March 28, 2012.

BY EMBRATEL:

/s/ José Formoso Martinez	/s/ Isaac Berensztejn
José Formoso Martinez President	Isaac Berensztejn Economic-Financial Executive Officer

BY NET:

/s/ José Antônio Guaraldi Félix	/s/ Roberto Catalão Cardoso
José Antônio Guaraldi Félix Managing Director	Roberto Catalão Cardoso Financial Director

Witnesses:

/s/ Nelson Laureano Filho	/s/ Karina Mendes Gonçalves
Nelson Laureano Filho CPF/MF:	Karina Mendes Gonçalves CPF/MF:

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT I –NET Operations

Telecommunication Service Agreement

NET SERVIÇOS DE COMUNICAÇÃO S.A., a company headquartered in the city of São Paulo, State of São Paulo, at Rua Verbo Divino n.º 1356, 1º andar, registered with the CNPJ/MF under no. 00.108.786/0001-65, and its branches:

  Branch: NET AMERICANA, a company established in the town of Americana, State of São Paulo, at Avenida José Meneghel n.º 65, sala 17, registered with the CNPJ/MF under no.  00.108.786/0064-49;
  BRANCH: NET ANÁPOLIS, a company established in the town of Anápolis, State of Goiás, at Rua Senai n.º 179, registered with the CNPJ/MF under no. 00.108.786/0033-42;

  Branch: NET ARAPONGAS, a company established in the town of Arapongas, State of Paraná, at Rua Marabú n.º 542, registered with the CNPJ/MF under no. 00.108.786/0083-01;

  Branch: NET ARAÇATUBA, a company established in the town of Araçatuba, State of São Paulo, at Avenida Joaquim Pompeu de Toledo n.º 1048, registered with the CNPJ/MF under no. 00.108.786/0026-13;

  Branch: NET ARARAQUARA, a company established in the town of Araraquara, State of São Paulo, at Rua Nove de Julho n.º 2117, registered with the CNPJ/MF under no. 00.108.786/0133-05;

  Branch: NET ARARAS, a company established in the town of Araras, State of São Paulo, at Rua Francisco Leite n.º 300, sala 1, parte, registered with the CNPJ/MF under no. 00.108.786/0006-70;

  Branch: NET ATIBAIA, a company established in the town of Atibaia, State of São Paulo, na Alameda Professor Lucas Nogueira Garcez n.º 1905, parte, registered with the CNPJ/MF under no. 00.108.786/0009-12;

  Branch: NET BAGÉ, a company established in the town of Bagé, State of  Rio Grande do Sul, at Rua do Acampamento n.º 2550, registered with the CNPJ/MF under no. 00.108.786/0066-00;

  Branch: NET BARRA MANSA, a company established in the town of Barra Mansa, State of  Rio de Janeiro, at Rua Aldo Chiesse n.º 186, registered with the CNPJ/MF under no. 00.108.786/0112-80;

  Branch: NET BAURU, a company headquartered in the town of Bauru, State of São Paulo, at Avenida Duque de Caxias n.º 4-66, registered with the CNPJ/MF under no. 00.108.786/0043-17;

  Branch: NET BELO HORIZONTE, a company headquartered in the town of Belo Horizonte, State of Minas Gerais, at Avenida Renascença n.º 515, registered with the CNPJ/MF under n.º 00.108.786/0153-59;

  Branch: NET BENTO GONÇALVES, a company established in the town of Bento Gonçalves, State of Rio Grande do Sul, at Rua Saldanha Marinho n.º 733/737, sala 03, parte, Centro, registered with the CNPJ/MF under no. 00.108.786/0049-00;

  Branch: NET BERTIOGA, a company established in the town of Bertioga, State of São Paulo, at Avenida São Lourenço n.º 960, registered with the CNPJ/MF under no. 00.108.786/0019-94

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

  Branch: NET BLUMENAU, a company established in the town of Blumenau, State of Santa Catarina, at Avenida Brasil n.º 60, parte, registered with the CNPJ/MF under no. 00.108.786/0041-52;

  Branch: NET BOTUCATU,a company established in the town of Botucatu, State of São Paulo, at Rua Antônio Ferrucio Mori n.º 207, parte, registered with the CNPJ/MF under no. 00.108.786/0120-90;

  Branch: NET BRAGANÇA PAULISTA, a company established in the town of Bragança Paulista, State of São Paulo, at Avenida Antônio Pires Pimentel n.º 2046, parte, registered with the CNPJ/MF under no. 00.108.786/0008-31;

  Branch: NET CAÇAPAVA, a company established in the town of Caçapava, State of São Paulo, at Rua Treze de Maio n.º 153, sala 06, registered with the CNPJ/MF under no. 00.108.786/0081-40;

  Branch: NET CAMPINAS, a company headquartered in the town of Campinas, State of São Paulo, at Rua Jasmim n.º 660, bairro Mansões Santo Antonio, registered with the CNPJ/MF under no. 00.108.786/0060-15;

  Branch: NET CAMPO GRANDE, a company established in the town of Campo Grande, State of  Mato Grosso do Sul, at Avenida Afonso Pena n.º 3004, registered with the CNPJ/MF under no. 00.108.786/0044-03;

  Branch: NET CASCAVEL, a company established in the town of Cascavel, State of  Paraná, at Rua São Paulo n.º 1304, parte, registered with the CNPJ/MF sob n.º 00.108.786/0137-39;

  Branch: NET CAPÃO DA CANOA, a company established in the town of Capão da Canoa, State of  Rio Grande do Sul, at Rua Andira n.º 625, parte, registered with the CNPJ/MF under no. 00.108.786/0054-77;

  Branch: NET CAXIAS DO SUL, a company established in the town of Caxias do Sul, State of  Rio Grande do Sul, Rua Os 18 do Forte nº 1236, parte, registered with the CNPJ/MF under no. 00.108.786/0076-82;

  Branch: NET CIANORTE, established in the town of Cianorte, State of  Paraná, at Praça Raposo Tavares n.º 378, registered with the CNPJ/MF under no. 00.108.786/0134-96;

  Branch: NET CHAPECÓ, a company established in the town of Chapecó, State of Santa Catarina, at Rua Nereu Ramos nº 237 E, sala 01, parte, registered with the CNPJ/MF under no. 00.108.786/0037-76;

  Branch: NET CRICIÚMA, a company established in the town of Criciúma, State of Santa Catarina, at Rua Joaquim Nabuco n.º 458, registered with the CNPJ/MF under no. 00.108.786/0119-57;

  Branch: NET CRUZ ALTA, a company established in the town of Cruz Alta, State of  Rio Grande do Sul, at Rua Pinheiro Machado n.º 1157, parte, registered with the CNPJ/MF under no. 00.108.786/0048-29;

  Branch: NET CUBATÃO, a company established in the town of Cubatão, State of São Paulo, at Avenida Nove de Abril n.º 3.086, loja térreo, registered with the CNPJ/MF under no. 00.108.786/0101-28;

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

  Branch: NET CURITIBA, a company established in the town of Curitiba, State of  Paraná, at Rua Mamoré n.º 340, parte, registered with the CNPJ/MF under no. 00.108.786/0097-07;

  Branch: NET DIADEMA, a company established in the town of Diadema, State of São Paulo, at Rua Orense n.º 187, sala 1, registered with the CNPJ/MF under no. 00.108.786/0028-85;

  Branch: NET ERECHIM, a company established in the town of Erechim, State of  Rio Grande do Sul, at Rua Tiradentes nº 356, parte, registered with the CNPJ/MF under no. 00.108.786/0057-10;

  Branch: NET FARROUPILHA, a company established in the town of Farroupilha, State of  Rio Grande do Sul, Rua Rui Barbosa nº 235 sala 1, parte, registered with the CNPJ/MF under no. 00.108.786/0077-63;

  Branch: NET FLORIANÓPOLIS, a company established in the city of Florianópolis, State of Santa Catarina, at Avenida Rio Branco n.º 808, parte, registered with the CNPJ/MF under no. 00.108.786/0035-04;

  Branch: NET FRANCA, a company established in the town of Franca, State of São Paulo, at Rua Carmem Irene Batista n.º 2.837, registered with the CNPJ/MF under no. 00.108.786/0055-58;

  Branch: NET GOIÂNIA, a company headquartered in the town of Goiânia, State of Goiás, at Rua 15, Quadra j-15, lote 08, n.º 970, Setor Marista, registered with the CNPJ/MF under no. 00.108.786/0034-23;

  Branch: NET GUARAPUAVA, a company established in the town of Guarapuava, State of  Paraná, at Rua Conselheiro Jesuíno Marcondes n.º 2070, Santa Cruz, registered with the CNPJ/MF under no. 00.108.786/0136-58;

  Branch: NET GUARUJÁ, a company established in the town of Guarujá, State of São Paulo, at Rua Montenegro n.º 59, Centro, registered with the CNPJ/MF under no. 00.108.786/0018-03;

  Branch: NET GUARULHOS, a company established in the city of Guarulhos, State of São Paulo, Avenida Doutor Timóteo Penteado n.º 2340/2344, parte, registered with the CNPJ/MF under no. 00.108.786/0125-03;

  Branch: NET HORTOLÂNDIA, a company established in the town of Hortolândia, State of São Paulo, Rua Luiz Camilo de Camargo n.º 860, sala 6, registered with the CNPJ/MF under no. 00.108.786/0109-85;

  Branch: NET INDAIATUBA, a company established in the town of Indaiatuba, State of São Paulo, at Rua Onze de Junho n.º 1849, parte, registered with the CNPJ/MF under no. 00.108.786/0042-33

  Branch: NET ITAPETININGA, a company established in the town of Itapetininga, State of São Paulo, at Avenida Professor Francisco Valio n.º 405, parte, registered with the CNPJ/MF under no. 00.108.786/0010-56;

  Branch: NET ITU, a company established in the town of Itu, State of São Paulo, at Praça Padre Miguel n.º 66, parte, registered with the CNPJ/MF under no. 00.108.786/0111-08;

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

  Branch: NET JAU, a company established in the town of Jaú, State of São Paulo, at Avenida Nenê Galvão n.º 2871, parte, registered with the CNPJ/MF under no. 00.108.786/0132-24;

  Branch: NET JOÃO PESSOA, a company established in the town of João Pessoa, State of Paraíba, at Avenida Estevão Gerson da Cunha n.º 145, Bl. 10, BR 230KM, parte, Água Fria, registered with the CNPJ/MF under no. 00.108.786/0140-34;

  Branch: NET JOINVILLE, a company established in the town of Joinville, State of Santa Catarina, at Rua Presidente Campos Salles n.º 228, registered with the CNPJ under no. 00.108.786/0040-71;

  Branch: NET JUNDIAÍ, a company established in the town of Jundiaí, State of São Paulo, at Rua Professor João Batista Curado n.º 151, parte, Anhangabaú, registered with the CNPJ/MF under no. 00.108.786/0031-80;

  Branch: NET LAJEADO, a company established in the town of Lajeado, State of  Rio Grande do Sul, Av. Sete de Setembro nº 184, sala 101, parte, registered with the CNPJ/MF under no. 00.108.786/0047-48;

  Branch: NET LIMEIRA, a company established in the town of Limeira, State of São Paulo, at Rua Barão de Campinas n.º 287, parte, registered with the CNPJ/MF under no. 00.108.786/0022-90;

  Branch: NET LONDRINA, a company established in the town of Londrina, State of  Paraná, at Rua Santos n.º 737, registered with the CNPJ/MF under no. 00.108.786/0085-73;

  Branch: NET MACEIÓ, a company established in the town of Maceió, State of Alagoas, at Rua Industrial Moacir Duarte n.º 49, parte, Mangabeiras, registered with the CNPJ/MF under no. 00.108.786/0138-10;

  Branch: NET MARINGÁ, a company established in the town of Maringá, State of  Paraná, at Avenida Nóbrega n.º 494, registered with the CNPJ/MF under no. 00.108.786/0082-20;

  Branch: NET MANAUS, a company established in the town of Manaus, Amazonas, at Rua Belém n.º 292, sala 3, registered with the CNPJ/MF under no. 00.108.786/0098-98;

  Branch: NET MARÍLIA, a company established in the town of Marília, State of São Paulo, at Avenida Rio Branco n.º 1441, Salgado Filho, registered with the CNPJ/MF under no. 00.108.786/0122-52;

  Branch: NET MAUÁ, a company established in the town of Mauá, State of São Paulo, at Rua Dom José Gaspar n.º 890, sala 8, registered with the CNPJ/MF under no. 00.108.786/0007-50;

  Branch: NET MOGI DAS CRUZES, a company established in the town of Mogi das Cruzes, State of São Paulo, at Rua Gaspar Conqueiro n.º 243, parte, registered with the CNPJ/MF under no. 00.108.786/0017-22;

  Branch: NET MOGI GUAÇU, a company established in the town of Mogi Guaçu, State of São Paulo, at Rua Chico de Paula n.º 958, parte, registered with the CNPJ/MF under no. 00.108.786/0016-41;

  Branch: NET MOGI MIRIM, a company established in the town of Mogi Mirim, State of São Paulo, at Rua Maestro Carlos Gomes n.º 234, registered with the CNPJ/MF under no. 00.108.786/0012-18;

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

  Branch: NET NOVO HAMBURGO, a company established in the town of Novo Hamburgo, State of  Rio Grande do Sul, at Rua Gomes Portinho nº 619, parte, registered with the CNPJ/MF under no. 00.108.786/0072-59;

  Branch: NET PASSO FUNDO, a company established in the town of Passo Fundo, State of  Rio Grande do Sul, at Rua Fagundes Reis nº 654, parte, registered with the CNPJ/MF under no. 00.108.786/0045-86;

  Branch: NET PELOTAS, a company established in the town of Pelotas, State of  Rio Grande do Sul, at Rua Padre Anchieta nº 2226, parte, registered with the CNPJ/MF under no. 00.108.786/0069-53;

  Branch: NET PINDAMONHANGABA, a company established in the town of Pindamonhangaba, State of São Paulo, at Rua Major José dos Santos Moreira n.º 433, parte, registered with the CNPJ/MF under no. 00.108.786/0130-62;

  Branch: NET PIRACICABA, a company established in the town of Piracicaba, State of São Paulo, at Avenida Independência n.º 3552, parte, registered with the CNPJ/MF under no. 00.108.786/0090-30;

  Branch: NET PONTA GROSSA, a company established in the town of Ponta Grossa, State of  Paraná, at Rua Dr. Paula Xavier n.º 655, Centro, registered with the CNPJ/MF under no. 00.108.786/0135-77;

  Branch: NET PORTO ALEGRE, a company established in the town of Porto Alegre, State of  Rio Grande do Sul, at Rua Silveiro n.º 1.111, registered with the CNPJ/MF under no. 00.108.786/0065-20;

  Branch: NET PRAIA GRANDE, a company established in the town of Praia Grande, State of São Paulo, at Rua Acre n.º 47, registered with the CNPJ/MF under no. 00.108.786/0105-51;

  Branch: NET RECIFE, a company established in the town of Recife, State of  Pernambuco, at Rua Francisco Alves n.º 100, registered with the CNPJ/MF under no. 00.108.786/0030-08;

  Branch: NET RESENDE,  a company established in the town of Resende, State of  Rio de Janeiro, at Rua Nicolau Taranto n.º 57, registered with the CNPJ/MF under no. 00.108.786/0107-13;

  Branch: NET RIBEIRÃO PRETO, a company headquartered in the town of Ribeirão Preto, State of São Paulo, at Rua Antonio Fernandes Figueiroa n.º 1675, registered with the CNPJ/MF under no. 00.108.786/0096-26;

  Branch: NET RIO CLARO, a company established in the town of Rio Claro, State of São Paulo, at Avenida Dois n.º 346, sala 1, parte, Centro, registered with the CNPJ/MF under no. 00.108.786/0013-07;

  Branch: NET RIO GRANDE, a company established in the town of Rio Grande, State of  Rio Grande do Sul, at Rua General Neto nº 570, Centro, registered with the CNPJ/MF under no. 00.108.786/0080-69;

  Branch: NET SALVADOR, a company established in the city of Salvador, State of Bahia, at Avenida Paulo VI, nº 1.819, Bairro Pituba, LT-Parque Nossa Sra., CEP.: 41810-000,  registered with the CNPJ/MF under no. 00.108.786/0162-40;

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

  Branch: NET SANTA CRUZ DO SUL, a company established in the town of Santa Cruz do Sul, State of  Rio Grande do Sul, Rua Marechal Deodoro n.º 110, registered with the CNPJ/MF under no. 00.108.786/0052-05;

  Branch: NET SANTA MARIA, a company established in the town of Santa Maria, State of  Rio Grande do Sul, at Rua Visconde de Pelotas nº 2122, parte, registered with the CNPJ/MF under no. 00.108.786/0074-10;

  Branch: NET SANTA BÁRBARA D´OESTE, a company established in the town of Santa Bárbara d´Oeste, State of São Paulo, at Avenida Santa Bárbara n.º 777, loja 18, parte, registered with the CNPJ/MF under no. 00.108.786/0063-68;

  Branch: NET SANTA BRANCA, a company established in the town of Santa Branca, State of São Paulo, at Rua Independência n.º 152, registered with the CNPJ/MF under no. 00.108.786/0011-37;

  Branch: NET SANTO ANDRÉ, a company established in the city of Santo André, State of São Paulo, at Rua Gonçalo Fernandes n.º 200, parte, registered with the CNPJ/MF under no. 00.108.786/0071-78;

  Branch: NET SÃO BERNARDO DO CAMPO, a company established in the city of São Bernardo do Campo, State of São Paulo, at Rua Nilo Peçanha n.º 30, sala 1, registered with the CNPJ/MF under no. 00.108.786/0015-60;

  Branch: NET SÃO CAETANO DO SUL, a company established in the city of São Caetano do Sul, State of São Paulo, at Rua Francesco Coppini n.º 157, sala 1, parte, registered with the CNPJ/MF under no. 00.108.786/0029-66;

  Branch: NET SÃO CARLOS, a company established in the town of São Carlos, State of São Paulo, at Rua Major José Inácio n.º 2500, parte, registered with the CNPJ/MF under no. 00.108.786/0093-83;

  Branch: NET SÃO JOSÉ DOS CAMPOS, a company established in the town of São José dos Campos, State of São Paulo, at Avenida São Joao n.º 1046, parte, registered with the CNPJ/MF under no. 00.108.786/0027-02;

  Branch: NET SÃO JOSÉ DO RIO PRETO, a company established in the town of São José do Rio Preto, State of São Paulo, at Rua Lafaiete Spínola de Castro n.º 1.922, registered with the CNPJ/MF under no. 00.108.786/0095-45;

  Branch: NET SÃO VICENTE, a company established in the town of São Vicente, State of São Paulo, at Rua Onze de Junho n.º 96, Terceiro Piso, registered with the CNPJ/MF under no. 00.108.786/0100-47;

  Branch: NET SERTÃOZINHO, a company established in the town of Sertãozinho, State of São Paulo, at Rua Antônio Malaquias Pedroso n.º 1433, parte, registered with the CNPJ/MF under no. 00.108.786/0131-43;

  Branch: NET SOROCABA., a company headquartered in the town of Sorocaba, State of São Paulo, at Avenida Antônio Carlos Comitre n.º 1.074, esquina com a Rua Pedro Molina n.º 81, registered with the CNPJ/MF under no. 00.108.786/0087-35;

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

  Branch: NET SUMARÉ, a company established in the town of Sumaré, State of São Paulo, at Rua João Francisco Ramos n.º 518, térreo, sala 2, registered with the CNPJ/MF under no. 00.108.786/0115-23;

  Branch: NET TAUBATÉ, a company established in the town of Taubaté, State of São Paulo, at Avenida Professor Walter Thaumaturgo n.º 640, loja 3, parte, registered with the CNPJ/MF under no. 00.108.786/0086-54;

  Branch: NET URUGUAIANA, a company established in the town of Uruguaiana, State of  Rio Grande do Sul, at Rua Domingos de Almeida nº 1727, parte, registered with the CNPJ/MF under no. 00.108.786/0079-25;

  Branch: NET VALINHOS, a company established in the town of Valinhos, State of São Paulo, at Rua Lourenço Ferrari n.º 387, parte, registered with the CNPJ/MF under no. 00.108.786/0121-71;

  Branch: NET VILA VELHA, a company headquartered in the town of Vila Velha, State of  Espírito Santo, na Rodovia do Sol s/n, lote 21, quadra 37, Praia de Itaparica, registered with the CNPJ/MF under no. 00.108.786/0170-50

  Branch: NET VITÓRIA, a company headquartered in the city of Vitória, State of Espírito Santo, na Av. Desembargador Santos Neves n.° 741, Praia do Canto, registered with the CNPJ/MF under no. 00.108.786/0145-49.

NET SÃO PAULO LTDA., a company headquartered in the city of São Paulo, State of São Paulo, at Rua Verbo Divino n.º 1356, térreo, blocos 1 e 2, Chácara Santo Antônio, registered with the CNPJ/MF under no. 65.697.161/0001-21 e Branch::

  Branch: NET SANTOS, a company established in the city of Santos, State of São Paulo, at Rua Marechal Pêgo Junior n.º 109, Vila Nova, registered with the CNPJ/MF under no. 65.697.161/0019-50;

JACAREÍ CABO S.A., a company headquartered in the town of Jacareí, State of São Paulo, Rua Antonio Afonso, n.º 454, quadra, lote 23, registered with the CNPJ/MF under no. 04.365.781/0001-79;

NET BRASÍLIA LTDA., a company headquartered in Brasília, Distrito Federal, na SIG/Sul Quadra 01 n.º 725, registered with the CNPJ/MF under no. 26.499.392/0001-79;

NET RIO LTDA., a company headquartered in the city of Rio de Janeiro, State of  Rio de Janeiro, at Rua Voluntários da Pátria nº 113, andares 2, 3, 4 e 5, Botafogo, Rio de Janeiro/RJ, CEP 22.270-000, registered with the CNPJ/MF under no. 28.029.775/0001-09;

Branch: NET NITERÓI, a company established in the town of Niterói, State of  Rio de Janeiro, na Alameda São Boaventura n.º 1066, sobreloja 201, bairro Fonseca, registered with the CNPJ/MF under no. 28.029.775/0019-38.

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT II – MONTHLY TRAFFIC PER LOCALITY

Telecommunication Service Agreement

	LOCALITY	STATE	INSTALLED CAPACITY
CNL	LOCALIDADE	UF	CAPACIDADE INSTALADA (Mbps)
AMR	Americana	SP	[***]
ANS	Anápolis	GO	[***]
APS	Arapongas	PR	[***]
ARC	Araçatuba	SP	[***]
ARQ	Araraquara	SP	[***]
BGE	Bagé	RS	[***]
BGP	Bragança Paulista	SP	[***]
BGV	Bento Gonçohes	RS	[***]
BHE	Belo Horizonte	MG	[***]
BNU	Blumenau	SC	[***]
BRU	Bauru	SP	[***]
BSA	Brasilia	DF	[***]
BTU	Botucatu	SP	[***]
CAS	Campinas	SP	[***]
CCO	Chapeo6	SC	[***]
CNE	Cianarte	PR	[***]
CPE	Campo Grande	MS	[***]
CSC	Cascaual	PR	[***]
CSL	Caxias do Sul	RS	[***]
CTA	Curitiba	PR	[***]
CUA	Criciuma	SC	[***]
CZA	Cruz Alta	RS	[***]
ERE	Erechim	RS	[***]
FAC	Franca	SP	[***]
FNS	Floriandpólis	SC	[***]
FRL	Farroupilha	RS	[***]
GJA	Guarujá	SP	[***]
GNA	Goiânia	GO	[***]
GRP	Guarapuama	PR	[***]
GRS	Guarulhos	SP	[***]
IDU	Inclaiatuta	SP	[***]
EGA	Itapetininga	SP	[***]
FM	Itu	SP	[***]
JAI	Jundial	SP	[***]
JAU	Jaú	SP	[***]
JPA	João Pessoa	PB	[***]
JVE	Joirnille	SC	[***]

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT II – MONTHLY TRAFFIC PER LOCALITY

Telecommunication Service Agreement

	LOCALITY	STATE	INSTALLED CAPACITY
CNL	LOCALIDADE	UF	CAPACIDADE INSTALADA (Mbps) 400
KDK	Capão da Canoa	RS	[***]
LDA	Londrina	PR	[***]
LJO	Lajeado	RS	[***]
MCO	Maceió	AL	[***]
MCZ	Mogi das Cruzes	SP	[***]
MGA	Maringá	PR	[***]
MIA	Manila	SP	[***]
MNS	Manaus	AM	[***]
NHO	Nova Hamburgo	RS	[***]
NRI	Niterói	RJ	[***]
PAA	Piracicaba	SP	[***]
PAE	Porto Alegre	RS	[***]
PAS	Passo Fundo	RS	[***]
PBA	Pindamonhangaba	SP	[***]
PGO	Ponta Grossa	PR	[***]
PLT	Pelotas	RS	[***]
RCE	Recife	PE	[***]
RGR	Rio Grande	RS	[***]
RJO	Rio de Janeiro	RJ	[***]
RPO	Ribeirão Preto	SP	[***]
RSD	Resende	RJ	[***]
SCL	São Carlos	SP	[***]
SCR	Santa Cruz do Sul	RS	[***]
SDR	Salvador	BA	[***]
SEA	Serra	ES	[***]
SJC	São José dos Campos	SP	[***]
SMA	Santa Maria	RS	[***]
SNE	Santo André	SP	[***]
SOC	Sorocaba	SP	[***]
SPO	Sao Paulo	SP	[***]
SRR	São José do Rio Preto	SP	[***]
STS	Santos	SP	[***]
STZ	Sertãozinho	SP	[***]
SVE	São Vicente	SP	[***]
TTE	Taubaté	SP	[***]
UGN	Uruguaiana	RS	[***]
VOS	Valinhos	SP	[***]

EXHIBIT III – OPERATIONAL FLOW DIAGRAM

Telecommunication Service Agreement

EXHIBIT IV – DEMAND FORECAST

                                     Telecommunication Service Agreement

	Locality	State	Demand Forecast
Previsão de Demanda
CNL	Localidade	UF	dez-12	dez-13	dez-14
AMR	Americana	SP	[***]	[***]	[***]
ANS	Anápolis	GO	[***]	[***]	[***]
ARC	Araçatuba	SP	[***]	[***]	[***]
APS	Arapongas	PR	[***]	[***]	[***]
ARQ	Araraquara	SP	[***]	[***]	[***]
BGE	Bagé	RS	[***]	[***]	[***]
BRU	Bauru	SP	[***]	[***]	[***]
BHE	Belo Horizonte	MG	[***]	[***]	[***]
BGV	Bento GonçaIves	RS	[***]	[***]	[***]
BNU	Blumenau	SC	[***]	[***]	[***]
BTU	Botucatu	SP	[***]	[***]	[***]
BGP	Bragança Paulista	SP	[***]	[***]	[***]
BSA	Brasilia	DF	[***]	[***]	[***]
CAS	Campinas	SP	[***]	[***]	[***]
CPE	Campo Grande	MS	[***]	[***]	[***]
KDK	Capão da Canoa	RS	[***]	[***]	[***]
CSC	Cascavel	PR	[***]	[***]	[***]
CSL	Caxias do Sul	RS	[***]	[***]	[***]
CCO	Chapecó	SC	[***]	[***]	[***]
CNE	Cianorte	PR	[***]	[***]	[***]
CUA	Criciuma	SC	[***]	[***]	[***]
CZA	Cruz Alta	RS	[***]	[***]	[***]
CTA	Curitiba	PR	[***]	[***]	[***]
ERE	Erechim	RS	[***]	[***]	[***]
FRL	Farroupilha	RS	[***]	[***]	[***]
FNS	Florianópolis	SC	[***]	[***]	[***]
FAC	Franca	SP	[***]	[***]	[***]
GNA	Goiânia	GO	[***]	[***]	[***]
GRP	Guarapuava	PR	[***]	[***]	[***]
WA	Guarujá	SP	[***]	[***]	[***]
MS	Guaruihos	SP	[***]	[***]	[***]
IDU	Indaiatuba	SP	[***]	[***]	[***]
IGA	ltapetininga	SP	[***]	[***]	[***]
ITU	itu	SP	[***]	[***]	[***]
JAU	Jaú	SP	[***]	[***]	[***]
JPA	João Pessoa	PB	[***]	[***]	[***]
JVE	Joinville	SC	[***]	[***]	[***]
JAI	Jundiai	SP	[***]	[***]	[***]
U0	Lajeado	RS	[***]	[***]	[***]
LDA	Londrina	PR	[***]	[***]	[***]
MCO	Maceió	AL	[***]	[***]	[***]
MNS	Manaus	AM	[***]	[***]	[***]
MIA	Manilla	SP	[***]	[***]	[***]
MGA	Maringá	PR	[***]	[***]	[***]
MCZ	Mogi das Cruzes	SP	[***]	[***]	[***]
NRI	Niterói	RJ	[***]	[***]	[***]
NI-10	Novo Hamburgo	RS	[***]	[***]	[***]
PAS	Passo Fundo	RS	[***]	[***]	[***]
PLT	Pelotas	RS	[***]	[***]	[***]
PBA	Pindamonhangaba	SP	[***]	[***]	[***]

	Locality	State	Demand Forecast
Previsão de Demanda
CNL	Localidade	UF	dez-12	dez-13	dez-14
PAA	Piracicaba	SP	[***]	[***]	[***]
PGO	Ponta Grossa	PR	[***]	[***]	[***]
PAE	Porto Alegre	RS	[***]	[***]	[***]
RCE	Recife	PE	[***]	[***]	[***]
RSD	Resende	RJ	[***]	[***]	[***]
RPO	Ribeirão Preto	SP	[***]	[***]	[***]
RJO	Rio de Janeiro	RJ	[***]	[***]	[***]
RGR	Rio Grande	RS	[***]	[***]	[***]
SDR	Salvador	BA	[***]	[***]	[***]
SCR	Santa Cruz do Sul	RS	[***]	[***]	[***]
SMA	Santa Maria	RS	[***]	[***]	[***]
SNE	Santo André	SP	[***]	[***]	[***]
STS	Santos	SP	[***]	[***]	[***]
SCL	São Carlos	SP	[***]	[***]	[***]
SRR	São José do Rio Preto	SP	[***]	[***]	[***]
SJC	São José dos Campos	SP	[***]	[***]	[***]
SPO	São Paulo	SP	[***]	[***]	[***]
SVE	São Vicente	SP	[***]	[***]	[***]
STZ	Sertãozinho	SP	[***]	[***]	[***]
SOC	Sorocaba	SP	[***]	[***]	[***]
TTE	Taubaté	SP	[***]	[***]	[***]
UGN	Uruguaiana	RS	[***]	[***]	[***]
VOS	Valinhos	SP	[***]	[***]	[***]
SEA	Vitória	ES	[***]	[***]	[***]
	CONSUMO NET		[***]	[***]	[***]

* valores em Gbps

 * Amounts in Gbps EXHIBIT V – SLA

Telecommunication Service Agreement

EMBRATEL will adopt as a quality standard the performance levels guaranteed by the IP Network (Internet) via EMBRATEL as shown in the table below:

PARAMETER	DEFINITION	OBJECTIVE
Latency (miliseconds)	Average traffic time (in ms, - roundtrip) of 64-byte packet between two routing centers, inside the Internet Network EMBRATEL	75 (maximum)
Packet loss (%)	Index that measures the average success rate in the transmission of IP packets between two network points	1 (maximum)
Availability (%)	Backbone availability (minimum value)	99,90 (minimum)
Availability (%)	Percentage of average time in which the Internet Network EMBRATEL is operating, in a 30-day period corresponding to Service subscription	99,85 (minimum)
Scheduled Maintenance	Previous communication time to perform scheduled maintenance inside the EMBRATEL Network	15 dias
Emergency Maintenance	Previous communication time to perform emergency maintenance inside the EMBRATEL Network	8 horas

The parties agree that if  EMBRATEL fails to reach the rates that reflect the quality parameters agreed with NET, during a period equal to or longer than 3 (three) consecutive months, NET may cancel the circuit(s) whose rate(s) has(have) not been reached, by sending a notice to EMBRATEL, without having to pay any penalty for such a cancellation. It is hereby agreed that this item shall take precedence over the provision under item 10 TERMINATION, in case of breach hereof by EMBRATEL with regard to the quality parameters set herein.

EMBRATEL undertakes to service in up to 4 hours, 90% of the occurrences under its responsibility, save faults caused by any Access and Equipment of NET.